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                                                                      EXHIBIT 12



                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)



                                                                       Six Months Ended
                                                             -------------------------------------
                                                             December 26,             December 27,
                                                                 1999                     1998
                                                             ------------             ------------
Net income                                                   $   66,847               $   29,078
Add:
    Interest                                                      8,335                    8,158
    Income tax expense and other taxes on income                 39,250                   17,440
    Fixed charges of unconsolidated subsidiaries                     71                      153
                                                             ----------               ----------
                 Earnings as defined                         $  114,503               $   54,829
                                                             ==========               ==========

Interest                                                     $    8,335               $    8,158
Fixed charges of unconsolidated subsidiaries                         71                      153
                                                             ----------               ----------
    Fixed charges as defined                                 $    8,406               $    8,311
                                                             ==========               ==========
Ratio of earnings to fixed charges                                13.62 x                   6.60 x
                                                             ==========               ==========
